                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 11, 2002 (except with respect to the matter discussed in Note 14, as to which the date is March 22, 2002) included in Watsco, Inc.'s Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this Form S-8 registration statement.



Arthur Andersen LLP


Miami, Florida,
  April 8, 2002.